Exhibit 10.1

SeaBright Holdings, Inc.

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

January 31, 2013

Mr. Richard J. Gergasko

Chief Operating Officer

SeaBright Holdings, Inc.

1501 4th Avenue, Suite 2600

Seattle, Washington 98101

Re:     Separation Letter Agreement

Dear Richard:

This letter agreement (this “Letter Agreement”) will confirm our understanding with regard to your termination of employment with SeaBright Holdings, Inc. (together with its subsidiaries, the “Company”) and any of its subsidiaries. You have advised the Company of your desire to resign voluntarily, and the Company has agreed to accept your resignation and, in exchange for the promises contained in this Letter Agreement (including the restrictive covenants and your execution of a general release of claims as provided in the form attached hereto as Exhibit A), the Company is willing to provide and you are willing to accept the severance payments and benefits described herein.

1.     Transition and Separation. Your last day of work with the Company and your employment termination date will be January 31, 2013 or such earlier date as determined by the Company (the “Separation Date”). You will resign all of your positions at the Company and its affiliates (and as a fiduciary of any benefit plan of the Company and its affiliates) as of the Separation Date, and you will execute such additional documents as requested by the Company to evidence the foregoing. The Separation Date will be the termination date of your employment for purposes of active participation in and coverage under all benefit plans and programs sponsored by or through the Company or its affiliates.

2.     Severance Benefits. In consideration for your execution of a general release of claims as provided in the form attached hereto as Exhibit A and the other promises contained herein, you will receive the following severance payments and benefits in connection with your termination of employment with the Company:

Vesting of Restricted Stock and Stock Options. On the Separation Date, the Company will fully vest the 105,000 shares of restricted stock (the “Company Restricted Stock”) and 21,829 unvested options to purchase common stock of the Company (the “Company Stock Options”) held by you as of the Separation Date. A portion of the Company Restricted Stock, having an aggregate fair market value as of market close on the Separation Date equal to the amount of tax withholding obligation triggered through the vesting of the Company Restricted Stock, will be withheld by the Company. The balance of the Company Restricted Stock will be transferred to a special restricted account. The accelerated Company Stock Options may not be exercised, but will remain outstanding until the Merger (as defined below) is consummated. In the event the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 27, 2012, by and among Enstar Group Limited, AML Acquisition, Corp. and the Company is terminated in accordance with its terms and the merger contemplated thereby (the “Merger”) is not consummated, the Company Restricted Stock and all outstanding accelerated Company Stock Options will be automatically forfeited to the Company for no consideration. The Company Restricted Stock and Company Stock Options held by you will otherwise be treated as “Company Restricted Stock” and “Company Stock Options” (as such terms are defined in the Merger Agreement), respectively, under the Merger Agreement.

Payments and benefits provided in this paragraph 2 will be in lieu of any termination or severance payments or benefits for which you may be eligible under any of the plans, policies or programs of the Company or, if applicable, under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation.

3.     Other Compensation or Benefits. Promptly following the Separation Date, you will be paid for accrued, unused vacation days, plus any accrued but unpaid base salary and any unreimbursed business expenses entitled to reimbursement, in each case, as of the Separation Date, all in accordance with the Company's policies. In addition, you will retain your right to all other vested payments and benefits to which you are entitled under the Company's employee benefit plans (including, without limitation, vested common stock and vested options to purchase common stock of the Company issued pursuant to the Company's equity-based incentive plans and your equity-based incentive awards thereunder) in accordance with the terms and conditions thereof and applicable law. You acknowledge that, except as expressly provided in this Letter Agreement, you will not receive any additional compensation, severance or other benefits of any kind following the Separation Date, and that no severance benefits are payable pursuant to your employment agreement, dated as of September 30, 2003, as amended on February 21, 2012 (the “Employment Agreement”), between you and SeaBright Insurance Company.

4.     Release. Any and all amounts payable and benefits or additional rights contemplated by paragraph 2. hereof will only be payable if you deliver to the Company and do not revoke a general release of claims in favor of the Company in the form attached on Exhibit A hereto. Such release must be executed and delivered (and no longer subject to revocation, if applicable) by you within thirty (30) days following the Separation Date.

5.     Restrictive Covenants; Survival.

(a)

You hereby (a) reaffirm your obligations under Sections 6 through 8 of the Employment Agreement, and (b) understand, acknowledge and agree that such obligations will survive your termination of employment with the Company and remain in full force and effect in accordance with all of the terms and conditions thereof; provided, however, that following consummation of the Merger, Section 6 of the Employment Agreement will not apply with respect to any employee of the Company that is terminated by the Company following the Merger. For purposes of Section 6 of the Employment Agreement, the definition of “USL&H Business” shall continue to have the meaning set forth in Section 5 of the Employment Agreement, immediately prior to its amendment and restatement pursuant to Section 5(b) below. In addition, the provisions of Section 9 of the Employment Agreement will survive your termination of employment with the Company and remain in full force and effect in accordance with all of the terms and conditions thereof.

(b)	Section 5 of the Employment Agreement is hereby amended and restated, in its entirety, to read as follows:

“Executive acknowledges and agrees with Employer that if Executive were to provide services or take action in violation of this covenant, Employer would be irreparably damaged. Executive covenants and agrees with Employer that during the twelve month period commencing on January 31, 2013 (the “Noncompetition Period”), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, (i) interfere with the business strategy of Employer as it exists on January 31, 2013 or (ii) quote any business where SeaBright Insurance Company is listed as the carrier as of the Separation Date. For purposes of this Agreement, Employer's “business strategy” shall include, but is not limited to, Employer's attempts to find a renewal rights partner and/or Employer's use of PointSure Insurance Services, Inc. to renew underwritten business of Employer. If, at the time of enforcement of this Section 5, a court shall hold that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. In the event of an alleged breach or violation by Executive of this Section 5, the Noncompetition Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in this Section 5 are reasonable and that Executive has received adequate and valuable consideration in exchange therefor.”

6.     Governing Law. This Letter Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of Washington, without regard to the choice of law rules thereof.

7.     Tax Matters. The Company may withhold from any and all amounts payable under this Letter Agreement such federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

8.     Entire Agreement. Except as otherwise expressly provided herein, this Letter Agreement and the exhibit attached hereto constitute the entire agreement between you and the Company with respect to the subject matter hereof and supersede any and all prior agreements or understandings between you and the Company with respect to the subject matter hereof, whether written or oral (including, without limitation, the Employment Agreement (except with respect to the specific terms referenced and/or modified by Section 5 of this Letter Agreement)). This Letter Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, and their respective heirs, successors and assigns, provided that you may not assign your rights or obligations hereunder. This Letter Agreement may be amended or modified only by a written instrument executed by you and the Company.

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If this Letter Agreement accurately reflects your understanding as to the terms and conditions of your termination of employment with the Company, please sign and date one copy of this Letter Agreement in the space provided below and return the same to me for the Company's records.

On behalf of the Company, I wish you the best of luck in your future endeavors.

Very truly yours,

SEABRIGHT HOLDINGS, INC.

By:

Name:

Title:

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of my termination of employment with the Company, and I hereby confirm my agreement to the same.

Dated: January 31, 2013
Richard J. Gergasko

EXHIBIT A

GENERAL RELEASE

I, Richard J. Gergasko, in consideration of and subject to the performance by SeaBright Holdings, Inc. (together with its subsidiaries, the “Company”), of its obligations under the Separation Letter Agreement, dated as of January 31, 2013 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and their Affiliates, and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company's direct or indirect owners (collectively, the “Released Parties”) to the extent provided below.

1.

I understand that any payments or benefits paid or granted to me under paragraph 2 of the Agreement represent consideration for signing this General Release and are not salary, wages, benefits or any other payments to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in paragraph 2 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. I also acknowledge and represent that I have received all payments and benefits that I am entitled to receive (as of the date I sign this General Release) and by virtue of any employment by the Company.

2.

Except as provided in Paragraph 4 below and except for the provisions of my Employment Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, including but not limited to claims which arise out of or are connected with my employment with, or my separation or termination from, the Company including, but not limited to, any allegation, claim or violation, arising under any of the following, as amended: Sections 1981 through 1988 of Title 42 of the United States Code; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including, without limitation, the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974 (except for any vested benefits under any tax qualified benefit plan); any applicable Executive Order Programs;; the Immigration Reform and Control Act of 1986; the Rehabilitation Act of 1973; the Occupational Safety and Health Act; the Fair Credit Reporting Act; the Sarbanes-Oxley Act, to the extent permitted by law; the Genetic Information Nondiscrimination Act of 2008; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, or defamation; or any claim for costs, fees, or other expenses, included (without limitation) attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.	I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.

4.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including, without limitation, those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that I am not aware of any pending charge or complaint of the type described in Paragraph 2, as of the execution of this General Release.

6.	I represent that I am not aware of any claim by me other than the claims that are released by this General Release.

7.

I further state that I have not filed, caused to be filed, or presently am a party to any Claim against the Company or any Released Party. I have not been retaliated against for reporting any allegations of wrongdoing by the Company, its officers or any other Released Parties described in this General Release, including any allegations of corporate fraud.

8.

I acknowledge that I understand that this General Release does not limit my or any Released Party's right, where applicable, to file or to participate in an investigative proceeding of any federal, state or local governmental agency. To the extent permitted by law, I agree that if such an administrative claim is made, I shall not be entitled to recover any individual monetary relief or other individual remedies.

9.

I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

10.

I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

11.

Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

12.

I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents which are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including, without limitation, lodging and meals, upon my submission of receipts.

13.

I agree not to disparage the Company, its past and present investors, officers, directors or employers or its affiliates and to keep all confidential and proprietary information about the past or present business affairs of the Company and its affiliates confidential unless a prior written release from the Company is obtained. I further agree that as of the date hereof, I have returned to the Company any and all property, tangible or intangible, relating to its business, which I possessed or had control over at any time (including, but not limited to, company-provided credit cards, building or office access cards, keys, computer equipment, manuals, files, documents, records, software, customer database and other data) and that I shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer database or other data.

14.

Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims (i) arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof (ii) to indemnification for which I may be entitled to as a former officer or director of the Company under their respective charter and/or bylaws and/or other constituent documents so long as I am otherwise entitled to be indemnified as authorized thereunder.

15.

If I breach any provision of this General Release and/or the Agreement, I affirm that the Company or any Released Party may institute an action or proceeding: (a) to specifically enforce any term or terms of the Agreement or this General Release; (b) to recover damages resulting from such breach in an amount to be determined by a court of competent jurisdiction; (c) to terminate the Company's obligations to provide to me future monetary payments and benefits under the Agreement and/or in connection with this General Release as of the date of the breach; and/or (d) to seek any other legal or equitable relief permitted by law, including but not limited to injunctive relief.

16.

Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

i.	I HAVE READ IT CAREFULLY;

ii.	I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED;

iii.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

iv.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

v.

I HAVE HAD AT LEAST TWENTY-ONE (21) CALENDAR DAYS FROM THE DATE OF MY RECEIPT OF THIS GENERAL RELEASE ON ________________, 2013, TO CONSIDER IT. I UNDERSTAND THAT ANY CHANGES MADE TO THIS GENERAL RELEASE, MATERIAL OR OTHERWISE, WILL NOT RESTART THE REQUIRED 21 CALENDAR-DAY CONSIDERATION PERIOD;

vi.	THE CHANGES TO THE GENERAL RELEASE SINCE ________________, 20__ EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST.

vii.

I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; I FURTHER UNDERSTAND THAT I MAY REVOKE THIS GENERAL RELEASE DURING THE PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY ON WHICH I SIGN THIS GENERAL RELEASE AND THAT ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO GENE GERRARD, AVP, HUMAN RESOURCES, SEABRIGHT INSURANCE COMPANY, 1501 4TH AVENUE, SUITE 2600, SEATTLE, WASHINGTON 98101, AND MUST STATE: “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE EITHER: (A) PERSONALLY DELIVERED TO MR. GERRARD WITHIN 7 CALENDAR DAYS AFTER THE DAY EMPLOYEE SIGNS THE AGREEMENT; (B) MAILED TO MR. GERRARD AT THE ADDRESS SPECIFIED ABOVE BY FIRST CLASS UNITED STATES MAIL AND POSTMARKED WITHIN 7 CALENDAR DAYS AFTER THE DAY I SIGN THE GENERAL RELEASE; OR (C) DELIVERED TO MR. GERRARD AT THE ADDRESS SPECIFIED ABOVE THROUGH A REPUTABLE OVERNIGHT DELIVERY SERVICE WITH DOCUMENTED EVIDENCE THAT IT WAS SENT WITHIN 7 CALENDAR DAYS AFTER THE DAY EMPLOYEE SIGNED THE AGREEMENT. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY RECOGNIZED BY THE STATE IN WHICH I WORKED IMMEDIATELY PRIOR TO MY TERMINATION DATE, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR LEGAL HOLIDAY.

viii.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND HAVE BEEN ADVISED IN WRITING BY THE COMPANY TO CONSULT WITH AN ATTORNEY OF MY CHOICE PRIOR TO MY SIGNATURE OF THIS GENERAL RELEASE; AND

ix.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

Signature:	Date: